UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 24, 2024
Date of Report (Date of earliest event reported)

GSE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14785	52-1868008
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6940 Columbia Gateway Dr., Suite 470, Columbia, MD 21046
(Address of principal executive offices and zip code)
(410) 970-7800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	GVP	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;Compensatory Arrangements of Certain Officers.

Appointment of Ravi Khanna as Chief Executive Officer and President; Appointment to Board of Directors

On April 30, 2024, the Board of Directors (“Board”) of GSE Systems, Inc. (the “Company”) announced the appointment of Ravi Khanna as the newly appointed Chief Executive Officer and President of the Company as well as a Class II Director of the Company, in each case effective immediately.

Mr. Khanna joined the Company in August 2016 and most recently served as the Senior Vice President of Professional Services of the Systems & Simulation business unit of GSE Solutions. Mr. Khanna leverages his foundation in Chemical Engineering and over 25 years of industry experience in growing technology organizations serving Defense, Satellite Telecommunications, and Management Consulting sectors. Prior to joining the Company, Mr. Khanna held leadership positions at Accenture LLP as well as ViaSat, Inc., developing complex military and commercial business lines through expansion and acquisitions, resulting in revenue growth and cost efficiencies through organizational transformation and adoption of technology-driven solutions. Mr. Khanna holds a Bachelor’s of Science in Chemical Engineering at the University of Maryland, a Master’s of Science in Computer Science from Johns Hopkins University, and a Master’s in Business from University of California San Diego.

Mr. Khanna and the Company are currently parties to an Employment Agreement, dated January 1, 2019, (as amended, the “Employment Agreeement”), which governs the terms of Mr. Khanna’s employment with the Company. Effective immediately, the Company has agreed to increase Mr. Khanna’s Base Salary (as defined in the Employment Agreement) to $350,000. Mr. Khanna and the Company have further agreed to revisit the terms of the Employment Agreement in the ordinary course.  These terms were memorialized in a letter agreement dated April 30, 2024.

Under Mr. Khanna’s existing Employment Agreement, Mr. Khanna serves for a term of one year with annual renewals occurring automatically if neither the Company nor Mr. Khanna notifies the other of an intent to terminate the Employment Agreement at least sixty days prior to December 31 of the then-current year. The Company initially agreed to pay Mr. Khanna a Base Salary of $205,000 in 2019 and Mr. Khanna has received regular salary increases during his tenure. Mr. Khanna is eligible for a bonus of up to 50% of his Base Salary and up to another 25% of his Base Salary in restricted stock units, in each case subject to achievement of annual performance goals determined by the Board. Mr. Khanna is entitled to participate in all employee benefits available to senior executives or employees of the Company. During the term of the Employment Agreement, and for a twelve (12) month period following termination of the Employment Agreement, Mr. Khanna shall not compete with the Company or solicit employees or customers of the Company.

If the Company terminates Mr. Khanna’s employment for a reason other than death, Disability or Cause (as defined in the Employment Agreement), or if Mr. Khanna terminates his employment for Good Reason (as defined in the Employment Agreement), then Mr. Khanna will (subject to certain conditions) receive his Base Salary for a period of twelve (12) months and benefits for a period of six (6) months, each running from the date of termination of his employment, payable as and when salaries are generally paid to executive officers of the Company, and he will also receive, on the date that annual bonuses are paid to similarly situated employees but no later than two and one-half months following the end of the calendar year in which the termination occurs, a bonus equal to the sum of his bonus if he had been employed for the full year and the pro-rated amount through his date of termination. If Mr. Khanna terminates his employment for Good Reason, or the Company terminates his employment for any reason other than Cause, in each case within twelve (12) months following a Change in Control (as defined in the Employment Agreement) of the Company, then Mr. Khanna will (subject to certain conditions) receive his Base Salary and benefits for a period of twelve (12) months from the date of termination of his employment, payable as and when salaries are generally paid to executive officers of the Company and benefits at the same level as available on the date of termination, and he will also receive, on the date of termination, a lump sum equal to the greater of (i) the actual amount of bonus earned by him as of such date or (ii) the target amount of bonus earned by him for the period during which his employment terminates.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The description of the letter agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the letter agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Departure of Kyle Loudermilk

On April 24, 2024, Kyle J. Loudermilk notified the Board that he intended to resign as a director and officer of the Company following his thirty-day notice period. On April 30, 2024, Mr. Loudermilk entered into a Separation Agreement, dated the same date (the “Separation Agreement”), to address certain transition matters and the conclusion of the employment relationship between Mr. Loudermilk and the Company. Mr. Loudermilk’s decision to resign from the Company and the Board was not related to a disagreement with the Company over any of its operations, policies or practices.

Under the terms of the Separation Agreement, although Mr. Loudermilk resigns from the role of Chief Executive Officer and as a director effective immediately, Mr. Loudermilk’s employment will continue until May 31, 2024 (the “Separation Date”) in order to support the transition to Mr. Khanna. The existing employment agreement between Mr. Loudermilk and the Company will conclude on such date with the exception of Section 6 of the Employment Agreement pertaining to certain non-competition, non-solicitation and non-disclosure obligations, which shall survive.

Pursuant to the Separation Agreement, following the Separation Date, Mr. Loudermilk will be entitled to receive coverage under COBRA, payable directly by the Company until December 31, 2024, for all health insurance plan benefits to which Mr. Loudermilk was entitled prior to the Separation Date. The Separation Agreement also amends certain restricted stock units such that if stockholders do not approve the issuance of such units at the annual 2024 meeting of stockholders, the Company would be obligated to repurchase certain units at fair market value. The Separation Agreement contains a standstill agreement governing conduct of Mr. Loudermilk and his affiliates in relation to the capital stock of the Company until December 31, 2024. Finally, the Separation Agreement provides customary employment terms and provisions related to his departure and continued right to indemnification by the Company. In exchange for the consideration described above, Mr. Loudermilk granted a general release of claims in favor of the Company covering the period leading up to, and including, the date of the Separation Agreement.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

Press Release

On April 30, 2024, the Company issued a press release announcing the appointment of Mr. Khanna and the departure of Mr. Loudermilk. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8‑K and is incorporated by reference herein.

The information in this Item 7.01 (including Exhibit 99.1 attached hereto) is being furnished and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Employment Agreement, dated January 1, 2019, by and between GSE Systems, Inc. and Ravi Khanna

10.2	Amendment to Employment Agreement, dated November 24, 2020, by and between GSE Systems, Inc. and Ravi Khanna

10.3	Letter Agreement, dated April 30, 2024, by and between GSE Systems, Inc. and Ravi Khanna

10.4	Separation Agreement, dated April 30, 2024, including Amendment to Restricted Share Unit Agreements (attached as Exhibit A), by and between GSE Systems, Inc. and Kyle J. Loudermilk

99.1
Press Release dated April 30, 2024 (furnished pursuant to Item 7.01)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSE SYSTEMS, INC.

By:	/s/ Emmett Pepe
Emmett Pepe
Chief Financial Officer
Date: April 30, 2024